     As filed with the Securities and Exchange Commission on April 4, 1994
                              Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                        OCTEL COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)


                          DELAWARE                                                 77-0029449
                  (State of Incorporation)                           (I.R.S. Employer Identification Number)

                                890 Tasman Drive
                        Milpitas, California 95035-7439
                    (Address of principal executive offices)

                          1985 INCENTIVE STOCK PLAN
               VMX, INC./OPCOM 1982 INCENTIVE STOCK OPTION PLAN
                        VMX, INC. 1983 STOCK OPTION PLAN
                        VMX, INC. 1986 STOCK OPTION PLAN
                        VMX, INC. 1989 STOCK OPTION PLAN
                           (Full title of the Plan)
                              Derek S. Daley, Esq.
                           Vice President, Secretary
                              and General Counsel
                        OCTEL COMMUNICATIONS CORPORATION
                                890 Tasman Drive
                        Milpitas, California 95035-7439
                                 (408) 321-2000
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                    Copy to:
                              Mark E. Bonham, Esq.
                           Christopher F. Boyd, Esq.
                    WILSON, SONSINI, GOODRICH & ROSATI, P.C.
                              Two Palo Alto Square
                          Palo Alto, California 94306

=========================================================================================================
                                                                Proposed        Proposed
                                                                Maximum          Maximum
                                                                Offering        Aggregate      Amount of
      Title of Securities                 Amount to be         Price Per        Offering      Registration
        to be Registered                   Registered           Share            Price             Fee
- ---------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value

  - 1985 Incentive Stock Plan              2,300,000           $25.00(1)     $57,500,000(1)   $19,828

  - VMX, Inc./OPCOM                           24,110           $ 4.35(2)     $   104,879(2)   $    37
     1982 Incentive Stock Option Plan

  - VMX, Inc. 1983 Stock Option Plan          8,055           $14.70(3)     $   118,409(3)   $     41

  - VMX, Inc. 1986 Stock Option Plan         87,350           $ 9.65(4)     $   842,928(4)   $    291

  - VMX, Inc. 1989 Stock Option Plan         820,750           $16.05(5)     $13,173,038(5)    $ 4,543
                                          ----------                        -----------       -------
                  TOTAL                    3,240,265                         $71,738,894       $24,740

=========================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the closing price of $25.00 per share reported on the Nasdaq National Market on March 31, 1994.
(2) Calculated pursuant to Rule 457(h) on the basis of a weighted average exercise price of $4.35 per share.
(3) Calculated pursuant to Rule 457(h) on the basis of a weighted average exercise price of $14.70 per share.
(4) Calculated pursuant to Rule 457(h) on the basis of a weighted average exercise price of $9.65 per share.
(5) Calculated pursuant to Rule 457(h) on the basis of a weighted average exercise price of $16.05 per share.

                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission by Octel Communications Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1993 and December 31, 1993, filed pursuant to
Section 13 of the Exchange Act.

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-B filed February 12, 1990 pursuant to Section 12(g) of the Exchange Act.

         (4) The description of the Company's Common Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed August 1, 1990 pursuant to Section 12(g) of the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Counsel for the Company, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Two Palo Alto Square, Palo Alto, California 94306, has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable. Certain members of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, or investment partnerships of which such persons are partners, beneficially own approximately 4,000 shares of the Company's Common Stock.





CFB043.W42(5P3)
03/24/94                                                              II-1

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances. Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

         In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These Agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

                           Exhibit
                            Number                               Description
                           --------     -------------------------------------------------------------
                              4.1(1)    1985 Incentive Stock Plan, together with forms of agreements used thereunder
                              4.2       VMX, Inc./OPCOM 1982 Incentive Stock Option Plan

                              4.3       VMX, Inc. 1983 Stock Option Plan
                              4.4       VMX, Inc. 1986 Stock Option Plan
                              4.5       VMX, Inc. 1989 Stock Option Plan
                              5.1       Opinion of counsel as to legality of securities being registered

                             23.1       Consent of counsel (contained in Exhibit 5.1)
                             23.2       Consent of KPMG Peat Marwick
                             23.3       Consent of Deloitte & Touche

                             24.1       Power of Attorney (see page II-4)
                            _____________
                            (1) Incorporated by reference to the Company's  Registration Statement on Form S-8,
                                No. 33-73770, filed on January 4, 1994.





CFB043.W42(5P3)
03/24/94                                                              II-2

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





CFB043.W42(5P3)
03/24/94                                                              II-3

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 30th day of March, 1994.


                               OCTEL COMMUNICATIONS CORPORATION



                               /s/ DEREK S. DALEY, ESQ.
                               Derek S. Daley, Esq.
                               Vice President, Secretary and General Counsel



                               POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert Cohn and Derek S. Daley, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.





CFB043.W42(5P3)
03/24/94                                                              II-4

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


               Signature                                       Title                                Date
              -----------                                    ---------                           ---------
/s/ ROBERT COHN                                  Chairman of the Board, President and          March 30, 1994
- -----------------------------------------
(Robert Cohn)                                    Chief Executive Officer

/s/ GARY A. WETSEL                               Executive Vice President and Chief            March 30, 1994
- ----------------------------------------
(Gary A. Wetsel)                                 Financial Officer

/s/ HERZEL ASHKENAZI                             Controller (Chief Accounting Officer)         March 23, 1994
- -------------------------------------
(Herzel Ashkenazi)

/s/ LEO J. CHAMBERLAIN                           Director                                      March 30, 1994
- -------------------------------------
(Leo J. Chamberlain)

/s/ JOHN FREIDENRICH                             Director                                      March 30, 1994
- --------------------------------------
(John Freidenrich)

/s/ ROBERT C. HAWK                               Director                                      March 30, 1994
- ---------------------------------------
(Robert C. Hawk)

/s/ DAG TELLEFSEN                                Director                                      March 23, 1994
- ----------------------------------------
(Dag Tellefsen)





                                      II-5
CFB043.W42(5P3)
03/24/94

                       OCTEL COMMUNICATIONS CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8
                              INDEX TO EXHIBITS



                           Exhibit
                            Number                               Description
                           --------     -------------------------------------------------------------
                              4.1(1)    1985  Incentive Stock Plan, togther with forms of agreement used thereunder

                              4.2       VMX, Inc./OPCOM 1982 Incentive Stock Option Plan

                              4.3       VMX, Inc. 1983 Stock Option Plan

                              4.4       VMX, Inc. 1986 Stock Option Plan

                              4.5       VMX, Inc. 1989 Stock Option Plan

                              5.1       Opinion of counsel as to legality of securities being registered

                             23.1       Consent of counsel (contained in Exhibit 5.1)

                             23.2       Consent of KPMG Peat Marwick

                             23.3       Consent of Deloitte & Touche

                             24.1       Power of Attorney (see page II-4)
                            ___________
                             (1) Incorporated by reference to the Company's Registration Statement on Form S-8,
                                 No. 33-73770, filed on January 4, 1994.